AMENDMENT NO. 1
TO THE
AGREEMENT AND PLAN OF MERGER
______________

This AMENDMENT NO. 1 (this “Amendment”), dated as of December 28, 2012, to the Agreement and Plan of Merger, dated as of August 6, 2012 (the “Merger Agreement”), is by and among Lone Wolf, Inc., a California corporation (the “Company”); Eric Rice and DFM Agency, LLC (the “Principal Shareholders”), and Eric Rice in his capacity as the Shareholders’ Representative (the “Shareholders’ Representative”); Mimvi, Inc., a Nevada corporation (the “Parent”); and Wolf Acquisition Corporation, a California corporation (the “Merger Sub”).

WHEREAS, Section 11.1 of the Merger Agreement provides for the amendment of the Merger Agreement in accordance with the terms set forth therein; and

WHEREAS, the parties hereto desire to amend the Merger Agreement as set forth below.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto do hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1 Definitions; References. Unless otherwise specifically defined herein, each term used herein shall have the meaning assigned to such term in the Merger Agreement. Each reference to “herein,” “hereunder,” “hereby” and “this Agreement” shall, from and after the date hereof, refer to the Merger Agreement as amended by this Amendment.

ARTICLE II
AMENDMENTS TO MERGER AGREEMENT

Section 2.1 Article I. (Definitions). Article I of the Merger Agreement is hereby amended by deleting the following definitions and replacing it with the following:

““Escrow Shares” means Two Hundred Thousand (200,000) shares of the Parent’s Common Stock which comprises a portion of the Closing Date Merger Consideration Shares to which the Shareholders are entitled pursuant to Schedule 2.5(a), and with respect to each Principal Shareholder, means such Principal Shareholder’s pro rata portion of the Escrow Shares based on the number of shares of Company Stock owned by such Principal Shareholder as a percentage of the Company Stock owned by all of the Principal Shareholders.

“Key Employee” (intentionally omitted)

“Key Employee Employment Agreement” (intentionally omitted)”

Section 2.2 Section 2.5 (Merger Consideration). Section 2.5 of the Merger Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

“2.5 Merger Consideration. The aggregate merger consideration (the “Merger Consideration”) due with respect to the securities of the Company shall consist of 850,000 shares of Parent Common Stock.

(a) Closing Date Merger Consideration Shares. That portion of the Merger Consideration payable to the Shareholders at the Effective Time of the Merger shall be the sum of (i) 850,000 shares of Parent Common Stock, minus (ii) a number of shares of Parent Common Stock issued in payment of Shareholders’ Transaction Expenses, minus (iii) the Escrow Shares (the “Closing Date Merger Consideration Shares”).

(b) Shareholders Entitled to Receive Merger Consideration. The Merger Consideration shall be allocated and paid in accordance with the Closing Date Payment Schedule (defined below) and the provisions of this Article II. The Company and the Principal Shareholders warrant that no Person has any other rights to any portion of the Merger Consideration except as set forth in the Closing Date Payment Schedule.”

Section 2.3 Section 3.2 (Conditions to Obligations of Parent and Merger Sub). Section 3.2 of the Merger Agreement is hereby amended by deleting subparagraph (l) it in its entirety.

Section 2.4 Section 8.4 (New Employment Arrangements). Section 8.4 of the Merger Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

“Section 8.4. New Employment Arrangements. The Parent shall offer employment by Parent to Eric Rice with the title of Chief Revenue Officer and on the terms and conditions agreed to between Eric Rice and Parent. The Parent shall offer each of the Company’s consultants listed on Schedule 8.4, each pursuant to an employment agreement or offer letter in form and substance mutually agreed to by the Parent and such employee. Such employment offers will include stock option grants in amounts determined by Parent and subject to the approval of the Parent’s Board of Directors. Parent will recommend to the Parent’s Board of Directors that the stock options be subject to the following vesting schedule; 50% of the shares underlying the stock option will be exercisable upon grant and the remaining 50% shall become exercisable over the following two years with 25% of the remaining shares vesting on the anniversary date of grant. The exercise price of the options will be the closing price on the grant date.”

Section 2.5 Section 8.6 (Appointment of Director). Section 8.6 of the Merger Agreement is hereby deleted in its entirety.”

ARTICLE III
MISCELLANEOUS

Section 3.1 No Further Amendment. Except as expressly amended hereby, the Merger Agreement is in all respects ratified and confirmed and all the terms, conditions, and provisions thereof shall remain in full force and effect. This Amendment is limited precisely as written and shall not be deemed to be an amendment to any other term or condition of the Merger Agreement or any of the documents referred to therein.

Section 3.2 Effect of Amendment. This Amendment shall form a part of the Merger Agreement for all purposes, and each party thereto and hereto shall be bound hereby. From and after the execution of this Amendment by the parties hereto, any reference to the Merger Agreement shall be deemed a reference to the Merger Agreement as amended hereby.

Section 3.3 Governing Law. The parties hereto expressly agree that all the terms and conditions hereof shall be governed by and construed and enforced in accordance with, the laws of the State of California applicable to agreements made and to be performed entirely therein.

Section 3.4 Separability Clause. In case any one or more of the provisions contained in this Amendment should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected, impaired, prejudiced or disturbed thereby.

Section 3.5 Counterparts. This Amendment may be simultaneously executed in several counterparts, and all such counterparts executed and delivered, each as an original, shall constitute one and the same instrument.

Section 3.6 Headings. The descriptive headings of the several Articles and Sections of this Amendment were formulated, used and inserted in this Amendment for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by each party hereto as of the date first above written.

PARENT:

MIMVI, INC.

By:	/s/Michael Poutre
Name:	Michael Poutre
Title:	Chief Executive Officer

MERGER SUB:

WOLF ACQUISITION CORPORATION

By:	/s/Michael Poutre
Name:	Michael Poutre
Title:	Chief Executive Officer

COMPANY:

LONE WOLF, INC.

By:	/s/Eric Rice
Name:	Eric Rice
Title:	President and Chief Executive Officer

PRINCIPAL SHAREHOLDERS:

/s/Eric Rice
ERIC RICE

DFM AGENCY, LLC

By:	/s/David Mickelson
Name:	David Mickelson
Title:	Manager

SHAREHOLDERS’ REPRESENTATIVE:

/s/Eric Rice
ERIC RICE

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